EXHIBIT 99.1
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THIS CONVERTIBLE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION  HEREOF HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF THIS NOTE WHICH OTHER COUNSEL IS SATISFACTORY TO THE COMPANY THAT THIS NOTE AND/OR SUCH COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.


                            NEWGEN TECHNOLOGIES, INC.

December 20, 2006                                      Charlotte, North Carolina
                                                                $2,644,400.00

                    10% CONVERTIBLE UNSECURED PROMISSORY NOTE


         NEWGEN TECHNOLOGIES, INC. (the "Company"), for value received, hereby promises to pay to the order of Noel M. Corcoran, or his permitted assign (the "Holder") on June 20, 2007 (the "Maturity Date"), at the principal offices of the Company, the aggregate principal amount of $2,644,400.00 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest on the outstanding principal amount hereof accruing at the rate of ten percent (10%) per annum from the date hereof, payable, at the option of the Company, either (i) monthly in arrears commencing the first date of January 2007, by the fifth day of the successive calendar month, or (ii) on the Maturity Date, subject, in each case, to the further terms of this 10% Convertible Unsecured Promissory Note (this "Note"). Principal shall be payable on the Maturity Date in like coin or currency to the Holder hereof at the office of the Company as hereinafter set forth, provided that any payment otherwise due on a Saturday, Sunday or legal bank holiday may be paid on the following business day. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of New York or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

         This Note is being issued by the Company to the Holder in order to evidence the working capital loans extended to the Company by the Holder as of the date hereof.

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         1.       Transfers of Note to Comply with the 1933 Act

         The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or
(2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to the Note and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

         2.       Prepayment; Conversion

         (a) The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of this Note, and in connection therewith, shall provide written notice to the Holder of such prepayment. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided in Section 2(b) hereof. After the lapse of such 15 day period, unless the Company shall have failed to tender to the Holder the amount to be prepaid and accrued interest under this Note, the Holder shall have no further rights of conversion with respect to the principal amount being prepaid. Upon any prepayment of all or part of the principal amount of this Note, all accrued, but unpaid, interest shall concomitantly be paid to the Holder.


         (b) At any time, or from time to time, prior to the repayment of this Note by the Company on or before the Maturity Date, the Holder may elect to convert some or all of the principal and accrued and unpaid interest hereunder into shares ("Conversion Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") at a rate equal to the greater of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share, subject to adjustment as provided in Section 2A below (the "Conversion Rate"). Any such election to convert shall be effected via the surrender of this Note, along with a completed conversion notice in the form attached hereto indicating the amount of principal and accrued interest that the Holder wishes to convert, to the Company. The Company shall issue the Conversion Shares to Holder within fifteen calendar days of its receipt of such conversion notice. Upon partial conversion of this Note, within fifteen calendar days of its receipt of the conversion notice, the Company shall re-issue, free of charge to the Holder, a replacement note in an amount equal to the remaining principal amount of this Note not so converted but which shall otherwise contain the identical terms hereof. Any such replacement note shall be deemed for all purposes hereof to be included in a reference hereunder to this "Note".

         2A. Adjustment for Dividends, Reclassifications, etc.

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         In the event that the Company shall,  at any time prior to the exercise of conversion rights hereunder: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company;
(ii) combine, subdivide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, in each case, the Conversion Rate, and the number and kind of shares of Common Stock receivable upon conversion of this Note, in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Holder upon the subsequent exercise of conversion rights, shall receive, in addition to or in substitution for the shares of Common Stock to which he would otherwise be entitled upon such exercise, such additional shares of capital stock or scrip of the Company, such reclassified shares of capital stock of the Company, such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, which he would have been entitled to receive had he exercised these conversion rights prior to the happening of any of the foregoing events. Such adjustment shall be made successively whenever any of the foregoing events shall occur.

         3.       Notices to be Provided by Company

         The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following notice requirements:

         (a) Notice Regarding Defaults. The Company will furnish to the Holder as soon as possible, and in any event within thirty (30) days after obtaining knowledge of the occurrence of (A) an "Event of Default" (as hereinafter defined in Section 4(a) hereof) or (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth (x) the details of such Event of Default or other event and (y) the action which the Company proposes to take with respect thereto.

         (b) Notice Regarding Dividends, Merger, Etc. If, at any time while this
Note is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the Holder of this Note at his address appearing on the registration books of the Company, at least ten
(10) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least ten (10) days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section 3(b), or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

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         4.       Events of Default and Remedies

         (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default ("Event of Default"):

         (i) Default in the payment of interest upon this Note, as and when the same shall become due, if such failure to pay is not cured within fifteen (15) business days after the occurrence thereof;

         (ii) Default in the payment of the principal of this Note, as and when the same shall become due, if such failure to pay is not cured within fifteen
(15) business days after the occurrence thereof;

         (iii) Default in the payment of any other obligation of the Company in an amount in excess of $5,000,000;

         (iv) One or more final judgments or orders for the payment of money in excess of $5,000,000 shall be rendered against the Company, and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (B) there shall be any period of thirty (30) days during which enforcement of any such judgment or order shall have not been discharged, stayed or fully satisfied.

         (v) The Company or any of its subsidiaries (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally after the application of funds advanced hereunder; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this Section 4(a)(v); or

         (vi) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur.

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         (b) If an Event of  Default  described  above  has  occurred,  then the
Holder may, without further notice to the Company, declare the principal amount of this Note at the time outstanding, together with accrued unpaid interest thereon, and all other amounts payable under this Note to be forthwith due and payable, whereupon such principal, interest and all such amounts shall become and be forthwith due and payable. During the period in which an Event of Default remains uncured, the interest rate of this Note shall increase by the amount of 3%.

         5.       Restrictions on Transfer of Conversion Shares

         The Holder hereby acknowledges that the Conversion Shares shall be subject to the resale restrictions governing the disposition thereof under Rule 144 under the Securities Act, and that the stock certificate(s) for the Conversion Shares shall bear applicable restrictive legends required under the Securities Act and state blue sky laws evidencing the Conversion Shares' status as "restricted securities" (as defined under Rule 144 under the Securities Act). The Company's transfer agent shall place stop transfer orders against the stock certificates for the Conversion Shares, which shall remain in place until the receipt of an opinion of counsel as to the Holder's compliance with Rule 144 under the Securities Act with respect to a prospective disposition of the Conversion Shares.

         6.       Miscellaneous

         (a) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

         (b) Payments of principal and interest shall be made as specified above to the registered Holder of this Note. No interest shall be due on this Note for such period of time that may elapse between the Maturity Date of this Note and its presentation for payment.

         (c) The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note until such time as the Holder shall convert the Note into Conversion Shares, if ever.

         (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

         (e) This Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Court for the Southern District of New York in connection with any action concerning the provisions of this Note.

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         (f) Except as otherwise  expressly  provided herein,  the provisions of this Note may be amended if, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it if, and only if, the Company has obtained the written consent of the then registered Holder of this Note.

         (g) If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         (h) All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail or facsimile to: NewGen Technologies, Inc. c/o Mr. Bruce Wunner, 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210, Facsimile: 704-552-3705 with a copy to Reed Smith LLP, 599 Lexington Avenue, New York, New York, 10022, Attention:
Gerard S. DiFiore, Esq., Facsimile (212) 521-5450, or, if to the Holder, delivered or mailed by registered or certified mail or facsimile to: Mr. Noel Corcoran, +353 (-1) -846 1859 facsimile: +353 (-1) -846 1905 or at the address shown for the Holder in the registration books maintained by the Company.

         (i) The Company may consider and treat the entity in whose name this Note shall be registered as the absolute Holder hereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations stated in
Section 1 hereof, the registered Holder of this Note shall have the right to transfer this Note by assignment, and the transferee hereof shall, upon his, her or its registration as holder of this Note become vested with all of the powers and rights of the Holder hereof. Registration of a new Holder of this Note shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment in which the transferee hereof agrees to be bound by the terms hereof. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his, her or its address and to submit appropriate evidence regarding the transfer (including an agreement to be bound by the terns hereof) so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder hereof, on the surrender hereof, duly endorsed. Communications sent to any registered Holder shall be effective as against any transferee of the Note not registered as the Holder as of the time of the sending of the communication.

         IN WITNESS WHEREOF, the Company has caused this 10% Convertible Unsecured Promissory Note to be signed and delivered in its name by its Chief Executive Officer as of the date first above written.

                                   NEWGEN TECHNOLOGIES, INC.


                                   By:/s/ S. Bruce Wunner
                                      ------------------------
                                      S. Bruce Wunner
                                      Vice Chairman and CEO



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                              NOTICE OF CONVERSION

(To be executed and delivered by the registered Holder in order to convert all or part of the interest or principal due under the Note and to be accompanied by the surrendered Note)


         The undersigned hereby elects to convert $___________ of the principal and $___________ of the interest due on the 10% Convertible Unsecured Promissory Note (the "Note"), dated December 20, 2006, in a principal amount of $2,644,400.00, issued by NEWGEN TECHNOLOGIES, INC. (the "Company") into shares of Common Stock of the Company at the Conversion Rate equal to the greater of
(i) 80% of the average three (3) day trading price of the Company's Common Stock (on the OTC-BB or other exchange on which the Company's Common Stock is then trading) during the three trading days immediately prior to the date hereof and
(ii) $.25 per share (subject to adjustment as specified in the Note), subject to the further conditions set forth in the Note, as of the date hereof.



Date of Conversion:_____________________________________________________________


Number of Shares To Be Delivered:_______________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

________________________________________________________________________________



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